UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, the shareholders of Briggs & Stratton Corporation (the “Company”) approved the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”). The 2017 Plan is intended to motivate participants through performance-related incentives, align the interests of participants with those of the Company’s shareholders and enable the Company to attract and retain qualified and competent persons as employees and members of its Board of Directors. The 2017 Plan provides for a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units, performance units and other stock-based and cash-based awards, as described in the Company’s Definitive Proxy Statement for its 2017 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on September 8, 2017 (the “2017 Proxy Statement”).

The foregoing description of the 2017 Plan is not complete and is qualified in its entirety by the full text of the 2017 Plan, which was included as Exhibit B to the 2017 Proxy Statement and is incorporated herein by reference. The forms of each award agreement under the 2017 Plan are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

On October 25, 2017, the Company entered into an agreement with Todd J. Teske, its President and Chief Executive Officer, to modify the outstanding equity awards previously granted to Mr. Teske under the Company’s 2014 Omnibus Incentive Plan, as amended (the “Existing Award Agreements”). The modifications are designed to align the treatment of awards under the Existing Award Agreements in the event of a termination without cause with the treatment in such a circumstance under the award agreements under the 2017 Plan. The Existing Award Agreements, as amended, provide that the termination date is the date upon which Mr. Teske’s employment agreement with the Company would have expired had he been provided with a notice of nonrenewal of his employment agreement by the Company on the date of notice of a termination without cause instead of the date of termination as was previously the case.

The agreement with Mr. Teske is filed as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on October 25, 2017 (the “Annual Meeting”), with the following results:

The following nominees were elected to serve three-year terms on the Company’s Board of Directors by the following votes:

	For	Withheld	Broker Non-Votes
Keith R. McLoughlin	32,098,605	2,473,171	4,079,768
Henrik C. Slipsager	32,174,467	2,397,309	4,079,768
Brian C. Walker	27,427,132	7,144,644	4,079,768

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Directors of the Company who were not up for re-election at the Annual Meeting and whose terms of office continued after the Annual Meeting are as follows: Jeffrey R. Hennion, James E. Humphrey, Frank M. Jaehnert, Patricia L. Kampling, Charles I. Story and Todd J. Teske.

Deloitte & Touche LLP was ratified as the Company’s independent auditors by the following votes:

For	Against	Abstain	Broker Non-Votes
38,399,010	177,684	74,850	—

The advisory proposal to approve executive compensation was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
32,168,112	2,270,605	133,059	4,079,768

The advisory proposal on the frequency of future advisory votes to approve executive compensation received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
24,465,982	101,712	9,901,031	103,051	4,079,768

Based on the results of the advisory proposal on the frequency of future advisory votes to approve executive officer compensation and other factors, the Company’s Board of Directors determined that it will continue to hold future advisory votes to approve executive compensation annually until the next required shareholder vote on the frequency of these votes.

The 2017 Plan was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
31,368,337	3,089,541	113,898	4,079,768

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Briggs & Stratton Corporation 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement for the Annual Meeting, filed on September 8, 2017).

10.2	Form of Stock Option Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.3	Form of Performance Unit Award Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.4	Form of Restricted Stock Award Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.5	Form Restricted Stock Unit Award Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.6	Form of CEO Stock Option Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.7	Form of CEO Performance Unit Award Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.8	Form of CEO Restricted Stock Award Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.9	Form of CEO Restricted Stock Unit Award Agreement under the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.

10.10	Letter Agreement, dated October 25, 2017, between Briggs & Stratton Corporation and Todd J. Teske.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION (Registrant)

Date: October 31, 2017	By:	/s/ Kathryn M. Buono
Kathryn M. Buono
Vice President, General Counsel and Corporate Secretary
Duly Authorized Officer